Exhibit 23.1

Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the heading “Experts” and to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated April 29, 2005, with respect to the consolidated financial statements of Volcom, Inc. (formerly Stone Boardwear, Inc.) as of and for each of the years in the two-year period ended December 31, 2003, which appear in such Registration Statement.

/s/ Moss Adams LLP

June 2, 2005